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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion of our report dated March 15, 2005 with respect to the consolidated financial statements of Tri-S Security Corporation included in their Annual Report on Form 10-K for the year ended December 31, 2004 as well as the incorporation by reference of such report in the Company's previously filed Registration Statement File No. 333-119737.

/s/ Miller Ray Houser & Stewart LLP

Atlanta, Georgia
March 15, 2005

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm